                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated: February 4, 2003


                                WAM Acquisition GP, Inc.
                                    for itself and as general partner of
                                    LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                By:  /s/ Bruce H. Lauer
                                     -------------------------------------------
                                           Bruce H. Lauer
                                           Senior Vice President and Secretary

                                LIBERTY ACORN TRUST



                                By:  /s/ Bruce H. Lauer
                                     -------------------------------------------
                                           Bruce H. Lauer
                                           Vice President, Treasurer and
                                             Secretary


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